Exhibit 99.1 PRESS RELEASE, DATED MAY 28, 2026, OF ENERSYS ANNOUNCING THE COMPANY'S SEGMENT REALIGNMENT

EnerSys Announces Segment Realignment

READING, Pa., — May 28, 2026 — EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial, infrastructure and defense applications, today announced that it has realigned its previous four operating segments into a three-segment operating model designed to better serve customers and enhance organizational focus, beginning in the first quarter of fiscal year 2027. The three reportable segments, their mission statements, and descriptions are as follows:

•Network & Infrastructure Solutions (NIS): Powering the connected world with trusted reserve and critical infrastructure solutions
Consists of the prior Energy Systems segment, providing power solutions and services to broadband, telecommunications, data center, and industrial utility customers.

•Industrial Mobility Solutions (IMS): Powering industrial vehicles and equipment that keep essential goods and industries moving around the world
Consists of the prior Motive Power segment with the addition of the Transportation business previously reported within the Specialty segment, providing power for electric industrial forklifts and other material handling equipment as well as transportation applications, primarily Class 8 trucks.

•Precision Power Solutions (PPS): Powering advanced, reliable, high-performance solutions for defense, aerospace, and specialized applications
Consists of the aerospace and defense and specialized products business from the prior Specialty segment, providing energy solutions primarily for military vehicles, advanced defense programs, soldier powering and autonomous systems.

“The realignment and renaming of our segments reinforces our position as a leading provider of end-to-end stored energy solutions for our diverse, growing, specialized end markets,” said Shawn O’Connell, President and Chief Executive Officer of EnerSys. “Our updated segment names, with an emphasis on solutions, highlights our focus on supporting our customers beginning from the design and implementation process, and continuing through to managing data, uptime, and system performance.

“Our updated segment structure better reflects how we serve our customers today and how we will drive the next phase of our growth. Bringing our lift truck and transportation businesses together into one line of business creates stronger internal alignment, enables cross-selling, and allows us to deepen relationships with our warehousing and logistics customers. In addition, this structure provides greater visibility into our fast-growing aerospace and defense-focused PPS segment. Consistent with our EnerGize strategic framework, these changes enhance focus and alignment, and position us better for the exciting growth opportunities ahead,” O’Connell concluded.

Exhibit 99.1 PRESS RELEASE, DATED MAY 28, 2026, OF ENERSYS ANNOUNCING THE COMPANY'S SEGMENT REALIGNMENT

As part of this realignment, New Ventures will no longer be considered a separate operating segment, and sales will be reported within the segments in which those sales occur. Prior costs associated with New Ventures have been allocated as part of corporate charges. As part of this segment realignment, corporate charges are being redistributed across all lines of business, based on a new manner of allocation.

The Company’s guidance for the first quarter of fiscal year 2027, ending June 28, 2026, and issued on May 20, 2026, is unchanged and not impacted by the segment realignment.

Together with this press release, the Company has provided a Current Report on Form 8-K with a recast of comparable prior year segment unaudited financial information for fiscal years 2025 and 2026, along with a summary presentation that is posted on the Events & Presentations section of EnerSys’ Investor Relations website. The Company’s consolidated balance sheets, income statements, and statements of cash flows are not affected.
About EnerSys
EnerSys is a global leader in stored energy solutions helping industrial, infrastructure and defense customers address critical power and operational needs with batteries, chargers other power equipment. The company delivers integrated solutions that combine energy storage technologies, power electronics, software-enabled intelligence, technical expertise and comprehensive global customer support. EnerSys supports customers across communications networks, data centers, energy infrastructure, material handling, transportation, aerospace and defense — including applications where power continuity is essential. Serving customers in more than 100 countries, EnerSys helps organizations manage energy more reliably, efficiently and intelligently in complex operating environments where uptime, safety and resilience matter. For more information, visit www.enersys.com.

CONTACT

Lisa Hartman Langell
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com
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